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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 1998 (except with respect to the information discussed in Note 20, as to which the date is April 16, 1998) included in Coltec Industries Inc's Form S-3 (Registration Statement File No. 333-52975), and our report dated January 22, 1999, included in Coltec Industries Inc's Annual Report on Form 10-K for the year ended December 31, 1998, and our report dated January 22, 1999 included in Coltec Industries Inc's Current Report on Form 8-K filed March 4, 1999, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP
________________________________
Charlotte, North Carolina
March 22, 1999